For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2014 First Quarter Results

Significant Improvements in Gross Margin and Adjusted EBITDA

Demonstrates Traction of Ongoing Transformation

Accelerating Strategic Actions to Focus on Core Business and Improve Efficiency

NEW YORK, NY - May 1, 2014 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2014.

2014 First Quarter Summary

•	Revenue of $161.9 million, down 2.3 percent from the first quarter of 2013, or 1.4 percent in constant currency. Sequentially, from the fourth quarter of 2013 to the first quarter of 2014 revenue increased 1.5 percent or 1.4 percent in constant currency, as compared with a decline of 10.1 percent for the same period in 2013.

•	Gross margin of $57.5 million, an increase of 1.5 percent from the first quarter of 2013, or 2.3 percent in constant currency. Sequentially, gross margin improved 1.1 percent in reported and constant currency, as compared with a decrease of 15.3 percent for the same period in 2013.

•	Adjusted EBITDA* loss of $2.1 million, as compared with a loss of $4.9 million in the same period last year. Sequentially, adjusted EBITDA loss increased $0.1 million or 4.6 percent and 12.5 percent in constant currency.

•	Restructuring charges of $0.1 million in the first quarter of 2014, compared with $2.0 million in the first quarter of 2013 and $2.8 million in the fourth quarter of 2013.

•	Net loss of $4.5 million, or $0.14 per basic and diluted share, as compared with net loss of $8.2 million, or $0.25 per basic and diluted share in the same period last year. Sequentially, net loss was reduced by 59.8 percent.

* Adjusted EBITDA is defined in the segment tables at the end of this release.

“The progress we are making in our transformation was even more evident in the first quarter as we again delivered sequential improvements and achieved year-over-year quarterly gross margin growth,” said Manolo Marquez, chairman and chief executive officer at Hudson. “As we execute our plans we will continue to take further actions to sharpen our focus, invest in our core and build strong momentum in our performance.”

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Stephen Nolan, chief financial officer at Hudson said, “We continue to be focused on disciplined execution and investing in our fee earner headcount while aggressively seeking efficiencies and cost savings in our expense base to achieve our goal of positive quarterly adjusted EBITDA during 2014 and deliver sustained growth, profitability and value creation.”

Strategic Actions

To accelerate the implementation of the company's strategy, we have engaged in the following initiatives:

•	Investing in the core businesses and practices that present the greatest potential for profitable growth
•	Further improve the company’s cost structure and efficiency of its support functions and infrastructure
•	Build and differentiate our brand through our unique talent solutions offerings

On April 29, 2014, the company's board of directors authorized management to explore opportunities to divest the Legal eDiscovery business. The purpose of this action is to refocus the company’s core businesses that are expected to maximize stockholder value. On April 30, 2014, the company's management, under the aforementioned authorization by its board of directors, engaged Duff & Phelps to assist the company in exploring a possible sale.

In addition, the company has engaged AlixPartners, LLP, a premier consulting firm in the areas of organization design and operational improvement, to assist management in a comprehensive assessment of the company’s organization and operations. The engagement with AlixPartners is focused on identifying opportunities to better align the organization model to support future growth, and to identify actions that can improve operating efficiencies and effectiveness.

Regional Highlights

Americas

Americas' gross margin decreased 18 percent in the first quarter as compared with the same period in 2013. RPO continued to deliver strong results and, with 53 percent gross margin growth in the first quarter, has become the largest practice in the Americas on a gross margin basis. This growth was offset by declines in Legal eDiscovery and IT of 39 percent and 10 percent, respectively. Sequential gross margin in the Americas decreased 14 percent, as compared with a decrease of 13 percent for the same period in 2013. The sequential decline was driven primarily by gross margin reductions in Legal eDiscovery and IT of 28 percent and 7 percent, respectively. This was partially offset by 18 percent sequential gross margin growth in RPO. Adjusted EBITDA loss was $0.6 million for the first quarter, or 2.4 percent of revenue, compared with a $0.4 million loss, or 1.0 percent of revenue for the same quarter a year ago and adjusted EBITDA of $1.1 million in the fourth quarter of 2013.

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Asia Pacific

Asia Pacific’s gross margin increased 6 percent in constant currency in the first quarter as compared with the same period in 2013. Growth in the region was driven by strength in talent management, RPO and permanent recruitment in China. Talent management delivered 35 percent growth in Asia Pacific, led by large assessment and career transition projects in Australia. RPO experienced increasing demand from both new and existing clients, up 14 percent year-over-year in constant currency. Sequential gross margin also increased 6 percent in the region, as compared with a decrease of 18 percent for the same period in 2013. Sequential growth was driven by strength in Australia recruitment, as well as 28 percent growth in talent management in Australia and 24 percent growth in RPO. The region delivered adjusted EBITDA of $0.1 million, or 0.2 percent of revenue, as compared with adjusted EBITDA loss of $0.4 million, or 0.8 percent of revenue in the first quarter of 2013 and adjusted EBITDA loss of $1.3 million in the fourth quarter of 2013.

Europe

Europe's gross margin increased 5 percent in constant currency compared with the first quarter of 2013. Against prior year, gross margin growth was driven primarily by permanent recruitment in the UK and France, growing 15 percent and 17 percent in constant currency, respectively. Talent management also grew in the quarter, with gross margin up 6 percent compared with prior year, led by Belgium and the UK. Sequentially, gross margin increased 2 percent in constant currency as compared with a 13 percent sequential decline for the same period a year ago. Sequential gross margin growth was driven by 18 percent temporary contracting growth in the UK and 7 percent permanent recruitment growth in Continental Europe, led by increases in France and Belgium. Europe delivered adjusted EBITDA of $2.4 million, or 3.0 percent of revenue, as compared with adjusted EBITDA loss of $0.1 million, or 0.2 percent of revenue for the quarter a year ago, and positive adjusted EBITDA of $1.1 million in the fourth quarter of 2013.

Liquidity and Capital Resources

The company ended the first quarter of 2014 with $57.9 million in liquidity, composed of $22.1 million in cash and $35.8 million in availability under its credit facilities. This includes $15.3 million of availability from the RBS facility, which will expire in August 2014 and which the company expects to replace with a new lender. This compares with $37.4 million in cash and $29.8 million in availability under its credit facilities at the end of the fourth quarter of 2013, and $32.5 million in cash and $37.0 million in availability under its credit facilities at the end of the first quarter of 2013. The company used $13.6 million in cash flow from operations during the quarter, of which $12.4 million was due to increased accounts receivable, and had $0.5 million in outstanding borrowings at the end of the first quarter.

Business Outlook

Given current economic conditions, the company expects second quarter 2014 revenue of between $165 million and $175 million and adjusted EBITDA of between negative $1 million and positive $1 million, excluding $1 million of proxy contest and strategic action costs, at prevailing exchange rates. In the second quarter of 2013, revenue was $171.4 million and adjusted EBITDA was a loss of $2.5 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

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About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the negative cash flows and operating losses that the company has experienced in recent periods and may experience from time to time in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to activist stockholders; risks related to limited availability under the company’s credit facilities; and the company’s ability to successfully achieve its strategic initiatives. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

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HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$161,861	$165,678
Direct costs	104,332	109,001
Gross margin	57,529	56,677
Operating expenses:
Selling, general and administrative expenses	59,603	61,589
Depreciation and amortization	1,488	1,648
Business reorganization expenses	114	1,982
Total operating expenses	61,205	65,219
Operating income (loss)	(3,676)	(8,542)
Non-operating income (expense):
Interest income (expense), net	(144)	(146)
Other income (expense), net	(200)	270
Income (loss) before provision for income taxes	(4,020)	(8,418)
Provision for (benefit from) income taxes	524	(177)
Net income (loss)	$(4,544)	$(8,241)
Earnings (loss) per share:
Basic	$(0.14)	$(0.25)
Diluted	$(0.14)	$(0.25)
Weighted-average shares outstanding:
Basic	32,641	32,344
Diluted	32,641	32,344

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HUDSON GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$22,110	$37,378
Accounts receivable, less allowance for doubtful accounts of $1,084 and $1,108, respectively	99,335	85,901
Prepaid and other	11,494	8,762
Total current assets	132,939	132,041
Property and equipment, net	14,104	13,822
Deferred tax assets, non-current	6,538	7,124
Other assets	5,918	5,842
Total assets	$159,499	$158,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,618	$9,747
Accrued expenses and other current liabilities	60,613	54,722
Short-term borrowings	547	476
Accrued business reorganization expenses	2,716	3,810
Total current liabilities	72,494	68,755
Deferred rent and tenant improvement contributions	7,396	6,120
Income tax payable, non-current	2,909	3,872
Other non-current liabilities	5,465	5,697
Total liabilities	88,264	84,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,115 and 33,543 shares, respectively	34	34
Additional paid-in capital	475,957	475,461
Accumulated deficit	(421,966)	(417,422)
Accumulated other comprehensive income	18,177	17,173
Treasury stock, 240 and 211 shares, respectively, at cost	(967)	(861)
Total stockholders’ equity	71,235	74,385
Total liabilities and stockholders' equity	$159,499	$158,829
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HUDSON GLOBAL, INC.

SEGMENT ANALYSIS - QUARTER TO DATE

(in thousands)

(unaudited)

For The Three Months Ended March 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$26,863	$56,430	$78,568	$—	$161,861
Gross margin, from external customers	$6,666	$20,911	$29,952	$—	$57,529
Adjusted EBITDA (loss) (1)	$(649)	$110	$2,353	$(3,887)	$(2,073)
Business reorganization expenses (recovery)	91	—	23	—	114
Non-operating expense (income), including corporate administration charges	370	415	1,177	(1,761)	201
EBITDA (loss) (1)	$(1,110)	$(305)	$1,153	$(2,126)	$(2,388)
Depreciation and amortization expenses					1,488
Interest expense (income), net					144
Provision for (benefit from) income taxes					524
Net income (loss)					$(4,544)

For The Three Months Ended March 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,223	$56,201	$72,254	$—	$165,678
Gross margin, from external customers	$8,144	$21,492	$27,041	$—	$56,677
Adjusted EBITDA (loss) (1)	$(357)	$(426)	$(112)	$(4,017)	$(4,912)
Business reorganization expenses (recovery)	(17)	102	1,871	26	1,982
Non-operating expense (income), including corporate administration charges	607	339	1,469	(2,685)	(270)
EBITDA (loss) (1)	$(947)	$(867)	$(3,452)	$(1,358)	$(6,624)
Depreciation and amortization expenses					1,648
Interest expense (income), net					146
Provision for (benefit from) income taxes					(177)
Net income (loss)					$(8,241)

(1)	Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies
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HUDSON GLOBAL, INC.

SEGMENT ANALYSIS - QUARTER TO DATE (continued)

(in thousands)

(unaudited)

For The Three Months Ended December 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$29,612	$55,404	$74,488	$—	$159,504
Gross margin, from external customers	$7,781	$20,045	$29,070	$—	$56,896
Adjusted EBITDA (loss) (1)	$1,133	$(1,271)	$1,081	$(2,924)	$(1,981)
Business reorganization expenses (recovery)	781	887	1,067	27	2,762
Impairment of long-lived assets	—	257	1,079	—	1,336
Non-operating expense (income), including corporate administration charges	714	43	1,474	(2,513)	(281)
EBITDA (loss) (1)	$(362)	$(2,458)	$(2,539)	$(438)	$(5,797)
Depreciation and amortization expenses					1,573
Interest expense (income), net					138
Provision for (benefit from) income taxes					3,788
Net income (loss)					$(11,296)

For The Three Months Ended June 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$37,327	$62,869	$71,164	$—	$171,360
Gross margin, from external customers	$9,245	$24,276	$26,983	$—	$60,504
Adjusted EBITDA (loss) (1)	$1,542	$713	$87	$(4,856)	$(2,514)
Business reorganization expenses (recovery)	325	—	556	368	1,249
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	825	490	1,686	(2,908)	93
EBITDA (loss) (1)	$386	$223	$(2,155)	$(2,316)	$(3,862)
Depreciation and amortization expenses					1,656
Interest expense (income), net					155
Provision for (benefit from) income taxes					138
Net income (loss)					$(5,811)

(1)	Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

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HUDSON GLOBAL, INC.

RECONCILIATION FOR CONSTANT CURRENCY

(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2014	2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$26,863	$37,223	$(24)	$37,199
Hudson Asia Pacific	56,430	56,201	(5,527)	50,674
Hudson Europe	78,568	72,254	4,067	76,321
Total	$161,861	$165,678	$(1,484)	$164,194
Gross margin:
Hudson Americas	$6,666	$8,144	$(23)	$8,121
Hudson Asia Pacific	20,911	21,492	(1,777)	19,715
Hudson Europe	29,952	27,041	1,359	28,400
Total	$57,529	$56,677	$(441)	$56,236
SG&A (1):
Hudson Americas	$7,311	$8,499	$(21)	$8,478
Hudson Asia Pacific	20,731	21,896	(1,781)	20,115
Hudson Europe	27,672	27,178	1,276	28,454
Corporate	3,889	4,016	—	4,016
Total	$59,603	$61,589	$(526)	$61,063
Business reorganization expenses:
Hudson Americas	$91	$(17)	$—	$(17)
Hudson Asia Pacific	—	102	(8)	94
Hudson Europe	23	1,871	126	1,997
Corporate	—	26	—	26
Total	$114	$1,982	$118	$2,100
Operating income (loss):
Hudson Americas	$(964)	$(592)	$(1)	$(593)
Hudson Asia Pacific	(635)	(1,359)	97	(1,262)
Hudson Europe	1,973	(2,388)	(64)	(2,452)
Corporate	(4,050)	(4,203)	(2)	(4,205)
Total	$(3,676)	$(8,542)	$30	$(8,512)
EBITDA (loss):
Hudson Americas	$(1,110)	$(947)	$6	$(941)
Hudson Asia Pacific	(305)	(867)	(4)	(871)
Hudson Europe	1,153	(3,452)	(180)	(3,632)
Corporate	(2,126)	(1,358)	—	(1,358)
Total	$(2,388)	$(6,624)	$(178)	$(6,802)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.

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